POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Vale Fertilizer Netherlands B.V. constitutes and appoints each of André Luis Werner, Andre Luiz da Rocha Figueiredo, Carla Dodsworth Albano Miller and Fernando Mascarenhas Cavalcanti de Barros its true and lawful attorney-in-fact to sign, individually or together with another attorney-in-fact or together with an executive officer of Vale S.A., any and all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G and any and all amendments thereto and any other document relating thereto, required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 11, 2018

Vale Fertilizer Netherlands B.V.

By:	/s/ Livia de Oliveira Castro
Name:	Livia de Oliveira Castro
Title:	Managing Director A

By:	/s/ R.M. Forterie
Name:	R.M. Forterie
Title:	Managing Director B